EXHIBIT 10.8


DISTRICT COURT
COUNTY OF ADAMS, STATE OF COLORADO
Court Address: 1100 Judicial Center Drive
               Brighton, Colorado 80601
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Plaintiff:  NORTH VALLEY VENTURE, LLC, a Delaware
limited liability company,

v.

Defendant: TANGIBLEDATA, INC., a Colorado
corporation.
                                                     Case Number:  2002CV2464
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                                                     Division:  C
ATTORNEYS FOR PLAINTIFF:
Joe L. Silver, #8473
Steven W. Kelly, #16370
Chris G. Baumgartner, #31144
Silver & DeBoskey, A Professional Corporation
1801 York Street
Denver, Colorado 80206
(303) 399-3000

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                            STIPULATION FOR SETTLEMENT
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     Plaintiff North Valley Venture, LLC ("Plaintiff"), by its attorneys,
Silver & DeBoskey, A Professional Corporation, and Defendant Tangibledata, Inc. ("Defendant"), pro se, mutually agree and stipulate as follows:

     1. As of June 11, 2003, Defendant is indebted to Plaintiff in the amount of $134,433.42 for past due rent and other charges, plus unamortized lease commissions for the re-letting of the Premises located at 500 East 84th Avenue, Thornton, Colorado (the "Premises"), pursuant to the lease agreement between Plaintiff and Defendant. In addition, Defendant is liable for Plaintiff's reasonable attorneys' fees and expenses incurred in connection with this litigation.

     2. In settlement of Plaintiff's claims against Defendant, in addition to other good and valuable consideration the sufficiency of which is expressly acknowledged, Defendant hereby confesses judgment in favor of Plaintiff in the amount of $250,000.00. Post-judgment interest shall accrue at the rate of 18% per annum beginning June 16, 2003, however the interest shall only be payable in the event of a default as set forth in paragraph 4. Further, Defendant shall remain liable for Plaintiff's reasonable attorneys' fees and costs incurred to collect these amounts as may continue to accrue until the judgment is paid in full.

     3. Plaintiff shall forebear from executing upon the judgment provided and for so long as the Defendant shall tender to Plaintiff and perform in accordance with the following schedule, terms, and conditions:

     a. Within 60 days of the execution of this Agreement, Defendant shall tender to Plaintiff the amount of $1,700.00, representing one-half of Plaintiff's attorneys' fees to date;

     b. Contemporaneous with the execution of this Agreement, Defendant shall execute a Bill of Sale in the same form as that attached hereto as Exhibit "A". Plaintiff may, but shall not be required to, collect and sell all of the leasehold improvements, fixtures, equipment, furniture, computers, telephone equipment, and any and all other personal property remaining in the Premises. The sums collected through the sale of such personal property shall be credited first toward the remaining $1,700.00 in Plaintiff's attorneys' fees to date and second towards the remaining indebtedness of Defendant;

     c. Should Plaintiff lease the Premises to a replacement tenant prior to October 1, 2003, all lease payments actually tendered by such replacement tenant in excess of expenses incurred in connection with such reletting shall be credited towards the remaining indebtedness of Defendant. Such lease payments shall not be subject to the terms and conditions set forth in subsection "h" below;

     d. Defendant hereby grants to Plaintiff a security interest in Defendant's share of the potential earnings from Defendant's Purchase and Sale Agreement with Willette Acquisition Corporation dated September 6, 2002 (the "Earnings") and authorizes the filing and recording of a UCC Financing Statement in the same form as that attached hereto as Exhibit "B";

     e. All of the Earnings shall be placed in a liquidated trust (the "Liquidated Trust") which Defendant shall establish on or before December 31, 2003. All of the payments made by Defendant to Plaintiff shall be made from the Liquidated Trust. Plaintiff shall be entitled to reasonably inspect the records and statements of the Liquidated Trust upon request;

     f. Beginning April 15, 2004, and continuing every six months thereafter (semi-annually) until such time as Defendant's principal indebtedness to Plaintiff in the amount of $250,000.00 is paid in full (or until September 15, 2007, whichever comes first), the Earnings shall have been calculated and distributed to Plaintiff from the Liquidated Trust. In the event that the $250,000.00 has not been paid in full as of the September 15, 2007 termination of the Liquidated Trust, Plaintiff shall be entitled to enforce its remedies under &4 of this Stipulation as if there were an "event of default." Plaintiff acknowledges that certain expenses and previous obligations must be made before payments are distributed to Plaintiff. Such expenses and obligations are limited to:

          i. I-banking consulting fee of 5% of the first $1.0 million in distributed Earnings (calculated at 5% of each semi-annual Earnings distribution);

          ii.  HPI Services Secured Note (limited to $58,000.00); and

          iii. Auditing fees and other expenses for Defendant's corporate shell (not more than $20,000.00 in any year and not more than $10,000.00 per semi-annual Earnings distribution period);

     g. After all expenses noted in the immediately preceding subsection "f" have been paid, Defendant shall tender to Plaintiff 50% of the remaining Earnings during each semi-annual period;

     h. In the event Defendant tenders any payments to Plaintiff during the time period from the date of this Agreement through and including December 31, 2003, all such payments shall be credited towards the remaining indebtedness of Defendant as double the amount actually tendered, provided that such payments shall be limited to $50,000.00; and,

     i. On a semi-annual basis, beginning no later than April 1, 2004, Defendant shall provide Plaintiff with a written accounting summary of its calculated operating profit, as well as a written Earnings summary. Plaintiff shall be entitled to reasonably inspect the books and records of Defendant upon request.

The payments required under this paragraph shall be in the form of certified funds made payable to Plaintiff and they, along with the other obligations, shall be tendered on or before 5:00 o'clock p.m. on the date due at the offices of Silver & DeBoskey, 1801 York Street, Denver, Colorado 80206, or such other location as Plaintiff may direct Defendant in writing, time being of the essence.

     4. In the event Defendant fails to timely pay or satisfactorily perform as required by this Agreement, Plaintiff shall immediately, without notice to Defendant, be entitled to pursue collection of all amounts remaining due under this Agreement, inclusive of interest at 18% per annum, plus attorneys' fees and costs which have accrued subsequent to the date of this Agreement.

     5. In order to further secure the terms and conditions of this Agreement, Plaintiff may, from time to time, require Defendant to execute and deliver to Plaintiff any such additional documentation as Plaintiff may reasonably determine to be necessary in the full and final settlement of this matter. Defendant agrees to tender such documents to Plaintiff within 10 business days of Plaintiff's request.

     6. Within ten days of Plaintiff's receipt of the monies to be paid hereunder, or such additional time as may be reasonably necessary to accommodate the successful and complete negotiation of such monies tendered Plaintiff by Defendant, Plaintiff, by its attorneys, shall prepare and file a Stipulation for Dismissal With Prejudice of all claims against Defendant.

     Dated this ____ day of June, 2003.

                              Respectfully submitted,

                              SILVER & DeBOSKEY,
                              A Professional Corporation



                              By:__________________________________
                                   Joe L. Silver (#8473)
                                   Steven W. Kelly (#16370)
                                   Chris G. Baumgartner (#31144)

                              ATTORNEYS FOR PLAINTIFF


                              TANGIBLEDATA, INC., a Colorado corporation


                              By:  ______________________________
                                   Blair Zykan
                              Its: President and General Manager



STATE OF _____________________   )
                                 ) ss.
COUNTY OF ____________________   )

     Subscribed and sworn to before me this _____ day of June, 2003 by Blair Zykan, as President and General Manager of Tangibledata, Inc., a Colorado corporation.

Witness my hand and official seal.



                              ___________________________________
                              Notary Public


My commission expires: _____________________






In accordance with C.R.C.P. 121 Sec. 1-26(9) a printed copy of this document with original signatures is being maintained by the filing party and will be made available for inspection by other parties or the court upon request.

DISTRICT COURT
COUNTY OF ADAMS, STATE OF COLORADO
Court Address: 1100 Judicial Center Drive
               Brighton, Colorado 80601
-------------------------------------------------

Plaintiff: NORTH VALLEY VENTURE, LLC, a Delaware limited liability company,

v.

Defendant: TANGIBLEDATA, INC., a Colorado corporation.
                                                     Case Number:  2002CV2464

                                                     Division C

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                  ORDER APPROVING STIPULATION FOR SETTLEMENT
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     THIS MATTER, having come before the Court upon the Stipulation of
Plaintiff North Valley Venture, LLC and Defendant Tangibledata, Inc., and the Court having reviewed the Stipulation, the file, and being otherwise fully advised in the premises,

     IT IS HEREBY ORDERED that the Stipulation be and is hereby approved and made an Order of this Court;

     IT IS FURTHER ORDERED that Judgment enter in favor of Plaintiff North Valley Venture, LLC and against Defendant Tangibledata, Inc. in the amount of $250,000.000. Post-judgment interest shall accrue at the rate of 18% per annum beginning June 16, 2003. Plaintiff is granted leave to make application for such additional attorneys' fees and costs as may be incurred as a result of Defendant's breach of the terms of the Stipulation.

     Dated this 2nd day of July, 2003.

                                   BY THE COURT:



                                   /s/ John J. Vigil
                                   District Court Judge